Exhibit 99.1

Electronic Arts Reports Q3 FY19 Financial Results

REDWOOD CITY, CA - February 5, 2019 - Electronic Arts Inc. (NASDAQ: EA) today announced preliminary financial results for its third fiscal quarter ended December 31, 2018.

News and ongoing updates regarding EA and its games are available on EA’s blog at www.ea.com/news.

“The video game industry continues to grow through a year of intense competition and transformational change,” said CEO Andrew Wilson. “Q3 was a difficult quarter for Electronic Arts and we did not perform to our expectations. We are now applying the strengths of our company to sharpen our execution and focus on delivering great new games and long-term live services for our players. We’re very excited about Apex Legends, the upcoming launch of Anthem, and a deep line-up of new experiences that we’ll bring to our global communities next fiscal year.”

“FIFA stands out as a robust franchise through a tumultuous year in the video game industry,” said COO and CFO Blake Jorgensen. “Elsewhere in the business, we’re making adjustments to improve execution and we’re refocusing R&D. Looking forward, we’re delighted to launch Anthem, our new IP, to grow Apex Legends and related Titanfall experiences, to deliver new Plants vs. Zombies and Need for Speed titles, and to add Star Wars Jedi: Fallen Order to our sports titles in the fall.”

Selected Operating Highlights and Metrics

•	Digital net bookings* for the trailing twelve months was $3.577 billion, up 6% year-over-year and represents 74% of total net bookings.

•	During the quarter, launched BattlefieldTM V and Command & ConquerTM: Rivals.

•	On February 4, 2019, launched Apex LegendsTM, a new battle royale experience from Respawn.

•	During the quarter, FIFA Ultimate TeamTM matches played increased 15% year-over-year.

•	During calendar 2018, FIFA 19 was the highest-selling console game in Europe.

* Net bookings is defined as the net amount of products and services sold digitally or sold-in physically in the period. Net bookings is calculated by adding total net revenue to the change in deferred net revenue for online-enabled games and, for periods after the fourth quarter of fiscal 2018, mobile platform fees.

Selected Financial Highlights and Metrics

All financial measures are presented on a GAAP basis.

•	Net cash from operating activities was $954 million for the quarter and $1.563 billion for the trailing twelve months, a record third quarter trailing twelve months.

•	EA repurchased 3.2 million shares for $292 million during the quarter and 9.0 million shares for $1.039 billion during the trailing twelve months.

Impact of Recently Adopted Accounting Standard

At the beginning of fiscal year 2019, April 1, 2018, EA adopted FASB ASU 2014-09 (Topic 606), Revenue from Contracts with Customers. For more information about the adoption of Topic 606, please refer to the Investor Accounting FAQ on our IR website. Financial data for periods prior to April 1, 2018 has not been restated.

Quarterly Financial Highlights

	Three Months Ended December 31,
	2018	2017
(in $ millions, except per share amounts)
Digital net revenue	908	780
Packaged goods and other net revenue	381	380

Total net revenue	1,289	1,160

Net income (loss)*	262	(186)
Earnings (loss) per share*	0.86	(0.60)

Operating cash flow	954	849

Value of shares repurchased	292	150
Number of shares repurchased	3.2	1.4

*During the three months ended December 31, 2017, EA recognized $176 million of incremental income tax expense, or approximately $0.57 per share, due to the application of the Tax Cuts and Jobs Act.

The following GAAP-based financial data and tax rate of 18% was used internally by company management to adjust its fiscal 2019 GAAP results in order to assess EA’s operating results:

	Three Months Ended December 31, 2018
		GAAP-Based Financial Data
(in $ millions)	Statement of Operations	Acquisition- related expenses	Change in deferred net revenue (online- enabled games)	Mobile platform fees	Stock-based compensation
Total net revenue	1,289	—	368	(48)	—
Cost of revenue	413	(1)	—	(48)	(1)

Gross profit	876	1	368	—	1
Total operating expenses	634	(7)	—	—	(74)

Operating income	242	8	368	—	75
Interest and other income, net	23	—	—	—	—

Income before provision for income taxes	265	8	368	—	75
Number of shares used in computation:
Diluted	304

For more information about the nature of the GAAP-based financial data, please refer to EA’s Form 10-Q for the fiscal quarter ended September 30, 2018.

TTM Financial Highlights

	Twelve Months Ended December 31,
	2018	2017
(in $ millions)
Digital net revenue	3,747	3,282
Packaged goods and other net revenue	1,547	1,813

Total net revenue	5,294	5,095

Net income*	1,417	1,002

Operating cash flow	1,563	1,514

Value of shares repurchased	1,039	578
Number of shares repurchased	9.0	5.6

*Due to the application of the Tax Cuts and Jobs Act, EA recognized incremental income tax expense of $59 million for the twelve months ended December 31, 2018 and $176 million for the twelve months ended December 31, 2017.

The following GAAP-based financial data and tax rate of 18% in fiscal year 2019 and 21% in fiscal year 2018 was used internally by company management to adjust its GAAP results in order to assess EA’s operating results:

	Twelve Months Ended December 31, 2018
		GAAP-Based Financial Data
(in $ millions)	Statement of Operations	Acquisition- related expenses	Change in deferred net revenue (online- enabled games)	Mobile platform fees	Stock-based compensation
Total net revenue	5,294	—	(318)	(141)	—
Cost of revenue	1,279	(4)	—	(141)	(4)

Gross profit	4,015	4	(318)	—	4
Total operating expenses	2,462	(26)	—	—	(276)

Operating income	1,553	30	(318)	—	280
Interest and other income, net	61	—	—	—	—

Income before provision for income taxes	1,614	30	(318)	—	280

For more information about the nature of the GAAP-based financial data, please refer to EA’s Form 10-Q for the fiscal quarter ended September 30, 2018.

Operating Metric

The following is a calculation of our total net bookings for the periods presented:

	Three Months Ended December 31,		TTM Ended December 31,
	2018	2017	2018	2017
(in $ millions)
Total net revenue	1,289	1,160	5,294	5,095
Change in deferred net revenue (online-enabled games)	368	811	(318)	(78)
Mobile platform fees	(48)	—	(141)	—

Net bookings	1,609	1,971	4,835	5,017

Business Outlook as of February 5, 2019

The following forward-looking statements reflect expectations as of February 5, 2019. Electronic Arts assumes no obligation to update these statements, except as required by law. Results may be materially different and are affected by many factors detailed in this release and in EA’s annual and quarterly SEC filings.

Fiscal Year 2019 Expectations – Ending March 31, 2019

Financial metrics:

•	Net revenue is expected to be approximately $4.875 billion.
○	Change in deferred net revenue (online-enabled games) is expected to be approximately $65 million.
○	Mobile platform fees are expected to be approximately $(190) million.
•	Net income is expected to be approximately $980 million.
•	Diluted earnings per share is expected to be approximately $3.20.
•	Operating cash flow is expected to be approximately $1.350 billion.
•	The Company estimates a share count of 306 million for purposes of calculating fiscal year 2019 diluted earnings per share.

Operational metric:

•	Net bookings is expected to be approximately $4.750 billion.

In addition, the following outlook for GAAP-based financial data and a long-term tax rate of 18% are used internally by EA to adjust our GAAP expectations to assess EA’s operating results and plan for future periods:

	Twelve Months Ending March 31, 2019
		GAAP-Based Financial Data
	GAAP Guidance	Acquisition- related expenses	Change in deferred net revenue (online- enabled games)	Mobile platform fees	Stock-based compensation
(in $ millions)
Digital net revenue	3,615	—	50	(190)	—
Packaged goods & other net revenue	1,260	—	15	—	—

Total net revenue	4,875	—	65	(190)	—

Cost of revenue	1,311	(3)	—	(190)	(3)
Operating expense	2,581	(27)	—	—	(284)
Income before provision for income taxes	1,055	30	65	—	287
Net income	980
Number of shares used in computation:
Diluted shares	306

Fourth Quarter Fiscal Year 2019 Expectations – Ending March 31, 2019

Financial metrics:

•	Net revenue is expected to be approximately $1.163 billion.
○	Change in deferred net revenue (online-enabled games) is expected to be approximately $56 million.
○	Mobile platform fees are expected to be approximately $(49) million.
•	Net income is expected to be approximately $170 million.
•	Diluted earnings per share is expected to be approximately $0.56.
•	The Company estimates a share count of 303 million for purposes of calculating fourth quarter fiscal year 2019 diluted earnings per share.

Operational metric:

•	Net bookings is expected to be approximately $1.170 billion.

In addition, the following outlook for GAAP-based financial data and a long-term tax rate of 18% are used internally by EA to adjust our GAAP expectations to assess EA’s operating results and plan for future periods:

	Three Months Ending March 31, 2019
		GAAP-Based Financial Data
	GAAP Guidance	Acquisition- related expenses	Change in deferred net revenue (online- enabled games)	Mobile platform fees	Stock-based compensation
(in $ millions)

Total net revenue	1,163	—	56	(49)	—

Cost of revenue	265	—	—	(49)	—
Operating expense	715	(6)	—	—	(76)
Income before provision for income taxes	195	6	56	—	76
Net income	170
Number of shares used in computation:
Diluted shares	303

For more information about the nature of the GAAP-based financial data, please refer to EA’s Form 10-Q for the fiscal quarter ended September 30, 2018.

Conference Call and Supporting Documents

Electronic Arts will host a conference call on Tuesday, February 5, 2019 at 2:00 pm PT (5:00 pm ET) to review its results for the fiscal third quarter ended December 31, 2018 and its outlook for the future. During the course of the call, Electronic Arts may disclose material developments affecting its business and/or financial performance. Listeners may access the conference call live through the following dial-in number (866) 393-4306 (domestic) or (734) 385-2616 (international), using the Conference ID 7589409 or via webcast at EA’s IR Website at http://ir.ea.com.

EA has posted a slide presentation, a financial model of EA’s historical results and guidance, and an Investor Accounting FAQ on EA’s IR Website. After the conference call, EA will also post the prepared remarks and a transcript from the conference call on EA’s IR Website.

A dial-in replay of the conference call will be available until February 19, 2019 at (855) 859-2056 (domestic) or (404) 537-3406 (international) using pin code 7589409. An audio webcast replay of the conference call will be available for one year on EA’s IR Website.

Forward-Looking Statements

Some statements set forth in this release, including the information relating to EA’s fiscal 2019 expectations under the heading “Business Outlook as of February 5, 2019,” and other information regarding EA’s fiscal 2019 and fiscal 2020 expectations contain forward-looking statements that are subject to change. Statements including words such as “anticipate,” “believe,” “expect,” “intend,” “estimate”, “plan”, “predict”, “seek”, “goal”, “will”, “may”, “likely”, “should”, “could” (and the negative of any of these terms), “future” and similar expressions also identify forward-looking statements. These forward-looking statements are not guarantees of future performance and reflect management’s current expectations. Our actual results could differ materially from those discussed in the forward-looking statements.

Some of the factors which could cause the Company’s results to differ materially from its expectations include the following: sales of the Company’s titles; the Company’s ability to develop and support digital products and services, including managing online security and privacy; the Company’s ability to manage expenses; the competition in the interactive entertainment industry; the effectiveness of the Company’s sales and marketing programs; timely development and release of the Company’s products; the Company’s ability to realize the anticipated benefits of acquisitions; the consumer demand for, and the availability of an adequate supply of console hardware units; the Company’s ability to predict consumer preferences among competing platforms; the Company’s ability to develop and implement new technology; foreign currency exchange rate fluctuations; general economic conditions; and other factors described in Part II, Item 1A of Electronic Arts’ latest Quarterly Report on Form 10-Q under the heading “Risk Factors”, as well as in other documents we have filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2018.

These forward-looking statements are current as of February 5, 2019. Electronic Arts assumes no obligation to revise or update any forward-looking statement for any reason, except as required by law. In addition, the preliminary financial results set forth in this release are estimates based on information currently available to Electronic Arts.

While Electronic Arts believes these estimates are meaningful, they could differ from the actual amounts that Electronic Arts ultimately reports in its Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2018. Electronic Arts assumes no obligation and does not intend to update these estimates prior to filing its Form 10-Q for the fiscal quarter ended December 31, 2018.

About Electronic Arts

Electronic Arts (NASDAQ: EA) is a global leader in digital interactive entertainment. The Company develops and delivers games, content and online services for Internet-connected consoles, mobile devices and personal computers. EA has more than 300 million registered players around the world.

In fiscal year 2018, EA posted GAAP net revenue of $5.15 billion. Headquartered in Redwood City, California, EA is recognized for a portfolio of critically acclaimed, high-quality brands such as The Sims™, Madden NFL, EA SPORTS™ FIFA, Battlefield™, Need for Speed™, Dragon Age™ and Plants vs. Zombies™. More information about EA is available at www.ea.com/news.

EA SPORTS, Battlefield, The Sims, Need for Speed, Dragon Age, Apex Legends, Respawn, Command & Conquer, Ultimate Team and Plants vs. Zombies are trademarks of Electronic Arts Inc. John Madden, NFL and FIFA are the property of their respective owners and used with permission.

For additional information, please contact:

Chris Evenden	John Reseburg
Vice President, Investor Relations	Vice President, Corporate Communications
650-628-0255	650-628-3601
cevenden@ea.com	jreseburg@ea.com

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Operations

(in $ millions, except per share data)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2018 [1]	2017	2018 [1]	2017
Net revenue
Product	552	547	1,377	1,829
Service and other	737	613	2,335	1,739

Total net revenue	1,289	1,160	3,712	3,568
Cost of revenue
Product	175	352	465	716
Service and other	238	149	581	328

Total cost of revenue	413	501	1,046	1,044

Gross profit	876	659	2,666	2,524
Operating expenses:
Research and development	334	329	1,035	985
Marketing and sales	187	230	473	511
General and administrative	106	120	337	343
Acquisition-related contingent consideration	1	—	3	—
Amortization of intangibles	6	1	18	4

Total operating expenses	634	680	1,866	1,843

Operating income (loss)	242	(21)	800	681
Interest and other income (expense), net	23	5	60	14

Income (loss) before provision for income taxes	265	(16)	860	695
Provision for income taxes	3	170	50	259

Net income (loss)	262	(186)	810	436

Earnings (loss) per share
Basic	0.87	(0.60)	2.66	1.41
Diluted	0.86	(0.60)	2.64	1.40
Number of shares used in computation
Basic	302	308	304	309
Diluted	304	308	307	312

1At the beginning of fiscal year 2019, April 1, 2018, EA adopted FASB ASU 2014-09 (Topic 606), Revenue from Contracts with Customers. Topic 606 significantly changes how EA recognizes and reports revenue and diluted earnings per share. For more information about the adoption of Topic 606, including information with respect to mobile platform fees, please refer to the Investor Accounting FAQ on our IR website. Financial data for periods prior to April 1, 2018 has not been restated.

Results (in $ millions, except per share data)

The following table reports the variance of the actuals versus our guidance provided on October 30, 2018 for the three months ended December 31, 2018 plus a comparison to the actuals for the three months ended December 31, 2017.

	Three Months Ended December 31,
	2018 [1]		2018 [1]	2017
	Guidance	Variance	Actuals	Actuals
Net revenue
Net revenue	1,375	(86)	1,289	1,160
GAAP-based financial data
Change in deferred net revenue (online-enabled games)	405	(37)	368	811
Mobile platform fees	(55)	7	(48)	—
Cost of revenue
Cost of revenue	446	(33)	413	501
GAAP-based financial data
Acquisition-related expenses	(1)	—	(1)	(1)
Stock-based compensation	—	(1)	(1)	—
Mobile platform fees	(55)	7	(48)	—
Operating expenses
Operating expenses	730	(96)	634	680
GAAP-based financial data
Acquisition-related expenses	(10)	3	(7)	(1)
Stock-based compensation	(80)	6	(74)	(63)
Income (loss) before tax
Income (loss) before tax	212	53	265	(16)
GAAP-based financial data
Acquisition-related expenses	11	(3)	8	2
Change in deferred net revenue (online-enabled games)	405	(37)	368	811
Mobile platform fees	—	—	—	—
Stock-based compensation	80	(5)	75	63
Tax rate used for management reporting	18%		18%	21%
Earnings (loss) per share
Basic	0.62	0.25	0.87	(0.60)
Diluted	0.61	0.25	0.86	(0.60)
Number of shares
Basic	304	(2)	302	308
Diluted	306	(2)	304	308
Anti-dilutive shares excluded for loss position[2]	—	—	—	3

1 At the beginning of fiscal year 2019, April 1, 2018, EA adopted FASB ASU 2014-09 (Topic 606), Revenue from Contracts with Customers. Topic 606 significantly changes how EA recognizes and reports revenue and diluted earnings per share. For more information about the adoption of Topic 606, including information with respect to mobile platform fees, please refer to the Investor Accounting FAQ on our IR website. Financial data for periods prior to April 1, 2018 has not been restated.

2 Diluted earnings per share reflects the potential dilution from common shares (calculated using the treasury stock method), issuable through stock-based compensation plans. When the company incurs a loss, shares issuable through stock-based compensation plans are excluded from the diluted loss per share calculation as inclusion would be anti-dilutive.

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Balance Sheets

(in $ millions)

	December 31, 2018[1]	March 31, 2018[3]
ASSETS
Current assets:
Cash and cash equivalents	3,887	4,258
Short-term investments	1,274	1,073
Receivables, net of allowances of $8 and $165, respectively	806	385
Other current assets	280	288

Total current assets	6,247	6,004
Property and equipment, net	426	453
Goodwill	1,891	1,883
Acquisition-related intangibles, net	93	71
Deferred income taxes, net	106	84
Other assets	94	89

TOTAL ASSETS	8,857	8,584

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	70	48
Accrued and other current liabilities	1,092	821
Deferred net revenue (online-enabled games)	928	1,622

Total current liabilities	2,090	2,491
Senior notes, net	994	992
Income tax obligations	264	250
Deferred income taxes, net	1	1
Other liabilities	164	255

Total liabilities	3,513	3,989
Stockholders’ equity:
Common stock	3	3
Additional paid-in capital	—	657
Retained earnings	5,358	4,062
Accumulated other comprehensive loss	(17)	(127)

Total stockholders’ equity	5,344	4,595

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	8,857	8,584

1 At the beginning of fiscal year 2019, April 1, 2018, EA adopted FASB ASU 2014-09 (Topic 606) Revenue from Contracts with Customers. EA’s Q3 FY19 Unaudited Condensed Consolidated Balance Sheet reflects the effect of the adoption as of April 1, 2018, which had an impact on the following: receivables, net of allowances, accrued and other current liabilities, deferred net revenue (online-enabled games), deferred income taxes, net, retained earnings and accumulated other comprehensive loss. Financial data for periods prior to April 1, 2018 has not been restated.

3 Derived from audited consolidated financial statements.

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Cash Flows

(in $ millions)

	Three Months Ended, December 31,		Nine Months Ended December 31,
	2018	2017	2018	2017
OPERATING ACTIVITIES
Net income (loss)	262	(186)	810	436
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, amortization and accretion	34	34	108	97
Stock-based compensation	75	63	211	173
Change in assets and liabilities
Receivables, net	151	(73)	(271)	(527)
Other assets	21	13	41	79
Accounts payable	(97)	(88)	35	16
Accrued and other liabilities	148	165	123	265
Deferred income taxes, net	5	90	(89)	130
Deferred net revenue (online-enabled games)	355	831	(20)	408

Net cash provided by operating activities	954	849	948	1,077

INVESTING ACTIVITIES
Capital expenditures	(21)	(24)	(84)	(87)
Proceeds from maturities and sales of short-term investments	509	606	955	1,656
Purchase of short-term investments	(115)	(617)	(1,144)	(2,012)
Acquisitions, net of cash acquired	—	(150)	(58)	(150)

Net cash provided by (used in) investing activities	373	(185)	(331)	(593)

FINANCING ACTIVITIES
Proceeds from issuance of common stock	—	—	36	57
Cash paid to taxing authorities for shares withheld from employees	(20)	(7)	(116)	(112)
Repurchase and retirement of common stock	(292)	(150)	(891)	(453)

Net cash used in financing activities	(312)	(157)	(971)	(508)

Effect of foreign exchange on cash and cash equivalents	(9)	(8)	(17)	25

Increase (decrease) in cash and cash equivalents	1,006	499	(371)	1
Beginning cash and cash equivalents	2,881	2,067	4,258	2,565

Ending cash and cash equivalents	3,887	2,566	3,887	2,566

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Supplemental Financial Information and Business Metrics

(in $ millions, except per share data)

	Q3	Q4	Q1[1]	Q2[1]	Q3[1]	YOY %
	FY18	FY18	FY19	FY19	FY19	Change
Net revenue
Net revenue	1,160	1,582	1,137	1,286	1,289	11%
GAAP-based financial data
Change in deferred net revenue (online-enabled games)[4]	811	(327)	(339)	(20)	368
Mobile platform fees	—	—	(49)	(44)	(48)
Gross profit
Gross profit	659	1,349	922	868	876	33%
GAAP-based financial data
Acquisition-related expenses	1	1	1	1	1
Change in deferred net revenue (online-enabled games)[4]	811	(327)	(339)	(20)	368
Mobile platform fees	—	—	—	—	—
Stock-based compensation	—	1	1	1	1
Gross profit (as a % of net revenue)	57%	85%	81%	67%	68%
Operating income (loss)
Operating income (loss)	(21)	753	300	258	242	1,252%
GAAP-based financial data
Acquisition-related expenses	2	6	7	9	8
Change in deferred net revenue (online-enabled games)[4]	811	(327)	(339)	(20)	368
Stock-based compensation	63	69	70	66	75
Operating income (loss) (as a % of net revenue)	(2%)	48%	26%	20%	19%
Net income (loss)
Net income (loss)	(186)	607	293	255	262	241%
GAAP-based financial data
Acquisition-related expenses	2	6	7	9	8
Change in deferred net revenue (online-enabled games)[4]	811	(327)	(339)	(20)	368
Stock-based compensation	63	69	70	66	75
Tax rate used for management reporting	21%	21%	18%	18%	18%
Net income (loss) (as a % of net revenue)	(16%)	38%	26%	20%	20%
Diluted earnings (loss) per share	(0.60)	1.95	0.95	0.83	0.86	243%
Number of diluted shares used in computation
Basic	308	307	306	305	302
Diluted	308	311	310	307	304
Anti-dilutive shares excluded for loss position[2]	3	—	—	—	—

1At the beginning of fiscal year 2019, April 1, 2018, EA adopted FASB ASU 2014-09 (Topic 606), Revenue from Contracts with Customers. Topic 606 significantly changes how EA recognizes and reports revenue and diluted earnings per share. For more information about the adoption of Topic 606, including information with respect to mobile platform fees, please refer to the Investor Accounting FAQ on our IR website. Financial data for periods prior to April 1, 2018 has not been restated.

2Diluted earnings per share reflects the potential dilution from common shares (calculated using the treasury stock method), issuable through stock-based compensation plans. When the company incurs a loss, shares issuable through stock-based compensation plans are excluded from the diluted loss per share calculation as inclusion would be anti-dilutive.

4The change in deferred net revenue (online-enabled games) in the unaudited condensed consolidated statements of cash flows does not necessarily equal the change in deferred net revenue (online-enabled games) in the unaudited condensed consolidated statements of operations primarily due to the impact of unrecognized gains/losses on cash flow hedges.

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Supplemental Financial Information and Business Metrics

(in $ millions)

	Q3	Q4	Q1[1]	Q2[1]	Q3[1]	YOY %
	FY18	FY18	FY19	FY19	FY19	Change
QUARTERLY NET REVENUE PRESENTATIONS
Net revenue by composition
Full game downloads	143	232	116	148	247	73%
Live services	476	698	610	412	480	1%
Mobile	161	172	231	220	181	12%

Total digital	780	1,102	957	780	908	16%

Packaged goods and other	380	480	180	506	381	—

Total net revenue	1,160	1,582	1,137	1,286	1,289	11%

Total digital	67%	70%	84%	61%	70%
Packaged goods and other	33%	30%	16%	39%	30%

Total net revenue %	100%	100%	100%	100%	100%
GAAP-based financial data
Full game downloads	117	(39)	(20)	9	26
Live services	311	(19)	(160)	(84)	304
Mobile	22	4	(35)	(24)	9

Total digital	450	(54)	(215)	(99)	339

Packaged goods and other	361	(273)	(124)	79	29

Total change in deferred net revenue (online-enabled games) by composition[4]	811	(327)	(339)	(20)	368

Mobile platform fees	—	—	(49)	(44)	(48)
Net revenue by platform
Console	810	1,196	705	917	885	9%
PC/Browser	181	210	197	149	217	20%
Mobile	166	173	233	220	181	9%
Other	3	3	2	—	6	100%

Total net revenue	1,160	1,582	1,137	1,286	1,289	11%

GAAP-based financial data
Console	710	(313)	(288)	8	323
PC/Browser	83	(20)	(9)	(4)	33
Mobile	21	5	(42)	(24)	11
Other	(3)	1	—	—	1

Total change in deferred net revenue (online-enabled games) by platform[4]	811	(327)	(339)	(20)	368

Mobile platform fees	—	—	(49)	(44)	(48)

1 At the beginning of fiscal year 2019, April 1, 2018, EA adopted FASB ASU 2014-09 (Topic 606), Revenue from Contracts with Customers. Topic 606 significantly changes how EA recognizes and reports revenue and diluted earnings per share. For more information about the adoption of Topic 606, including information with respect to mobile platform fees, please refer to the Investor Accounting FAQ on our IR website. Financial data for periods prior to April 1, 2018 has not been restated.

4 The change in deferred net revenue (online-enabled games) in the unaudited condensed consolidated statements of cash flows does not necessarily equal the change in deferred net revenue (online-enabled games) in the unaudited condensed consolidated statements of operations primarily due to the impact of unrecognized gains/losses on cash flow hedges.

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Supplemental Financial Information and Business Metrics

(in $ millions)

	Q3	Q4	Q1	Q2	Q3	YOY %
	FY18	FY18	FY19	FY19	FY19	Change
CASH FLOW DATA
Operating cash flow	849	615	120	(126)	954	12%
Operating cash flow - TTM	1,514	1,692	1,636	1,458	1,563	3%
Capital expenditures	24	20	32	31	21	(13%)
Capital expenditures - TTM	116	107	106	107	104	(10%)
Repurchase and retirement of common stock	150	148	300	299	292	95%
DEPRECIATION
Depreciation expense	30	31	30	30	30	—
BALANCE SHEET DATA
Cash and cash equivalents	2,566	4,258	3,876	2,881	3,887
Short-term investments	2,318	1,073	1,095	1,664	1,274

Cash and cash equivalents, and short-term investments	4,884	5,331	4,971	4,545	5,161	6%
Receivables, net [1]	886	385	371	966	806	(9%)
STOCK-BASED COMPENSATION
Cost of revenue	—	1	1	1	1
Research and development	38	44	47	39	49
Marketing and sales	8	8	7	9	8
General and administrative	17	16	15	17	17

Total stock-based compensation	63	69	70	66	75

1 At the beginning of fiscal year 2019, April 1, 2018, EA adopted FASB ASU 2014-09 (Topic 606) Revenue from Contracts with Customers. EA’s FY19 Unaudited Condensed Consolidated Balance Sheets reflect the effect of the adoption as of April 1, 2018, which had an impact on receivables, net of allowances. Financial data for periods prior to April 1, 2018 has not been restated.